EXHIBIT 5.1

                    [Letterhead of Piper & Marbury L.L.P.]

                               August 18, 1998

Halstead Energy Corp.
33 Hubbells Drive
Mount Kisco, New York  10549

      Re: Registration Statement (No. 333 - ______) on Form SB-2

Gentlemen:

      We refer to the registration by Halstead Energy Corp. (the "Company") of 250,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), that may be offered for sale for the accounts of certain selling stockholders (the "Selling Stockholders"), as more fully described in the Registration Statement (No. 333 - ______) on Form SB-2 (the "Registration Statement") filed by the Company pursuant to Section 462(b) the Securities Act of 1993, as amended, (the "Act"), to which this opinion is an exhibit, and in the Prospectus constituting a part thereof (the "Prospectus"), including such additional securities as may be issued to the Selling Stockholders as more fully described in the Prospectus.

      We have acted as counsel to the Company in connection with the preparation of the Registration Statement. As such counsel, we have examined originals, or copies certified to our satisfaction, of the Company's Articles of Incorporation and Bylaws, as amended, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as we have deemed relevant and necessary as a basis for our opinion. In such examination we have assumed the genuineness of all documents submitted to us as originals and the conformity with the original document of documents submitted to us as copies. In addition, as to matters of fact only, we have relied to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.

      Based upon the foregoing, we are of the opinion that the shares of Common Stock offered for sale for the account of the Selling Stockholders, when issued and delivered in accordance with the Company's Articles of Incorporation and as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                          Very truly yours,

                                          PIPER & MARBURY, L.L.P

                                          /s/ Piper & Marbury, L.L.P.